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                                                                    EXHIBIT 10.1

                            MURPHY OIL CORPORATION
                        1987 MANAGEMENT INCENTIVE PLAN
                         (As Amended February 7, 1990
                       Retroactive to February 3, 1988)

                            SECTION I.  DEFINITIONS

     Unless the context otherwise indicates, the following definitions shall be applicable for the purpose of this Management Incentive Plan:

     .  "Company" means Murphy Oil Corporation, a Delaware corporation.

     .  "Board of Directors" means the Board of Directors of the Company.

     . "Committee" means the Executive Compensation Committee appointed by the Board of Directors and composed of not less than three directors of the Company. A majority of the members of the Committee shall not be employees.

     . "Subsidiary" means any company more than 50% of the voting stock of which is owned directly or indirectly by the Company, except that for the purposes of the Plan Ocean Drilling & Exploration Company (ODECO) shall not be considered a Subsidiary and for the purpose of the Incentive Bonus Plan portion of the Plan Murphy Oil Company Ltd. (MOCL) shall not be considered a Subsidiary.

     . "Company and Consolidated Subsidiaries" means the Company and all the Company's subsidiaries, the financial results of which for the year in question are consolidated with those of the Company and so included in the Company's Annual Report to its stockholders, with the exception of ODECO and its subsidiaries and MOCL and its subsidiaries for purposes of the Incentive Bonus Plan portion of the Plan.

     .  "Employee" means regular employee, whether or not a director.

     . "Key Employee" means employee who is a director or officer or in a managerial, professional or other key position.

                                  Ex. 10.1-1
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     .  "Eligible Employee" means Key Employee of the Company or of a Subsidiary that does not have in effect for its personnel any plan similar to the Plan. In addition to Key Employees the Committee may in any year include any other Employee who has made some unusual contribution which would not be expected of such Employee in the ordinary course of his work.

     . "Independent Auditors" means the independent auditors appointed by the Board of Directors to examine and certify the financial statements of the Company and Consolidated Subsidiaries.

     . "Incentive Award" means an award either paid currently or paid on a deferred basis as a result of the operation of the Plan.

     . "Incentive Award Reserve" or "Reserve" means monies available for distribution as Incentive Awards as the result of the operation of the Plan.

     . "Shares," "Shares of Stock," or "Stock" means shares of the Common Stock of the Company including shares which have been previously issued and reacquired by the Company at such times as the Company may deem advisable.

     .  "Plan" means this Management Incentive Plan.

     . "Beneficiary" means the person designated by an Option Holder by written notice to the Company as the person entitled to exercise an option upon the death of the Option Holder.

     . "Normal Termination" means terminate (i) at normal retirement time, (ii) for permanent and total disability, or (iii) with Employer approval, and without being terminated for cause.

     . "Option Holder" or "Holder" means an Employee to whom an option has been granted.

                                  Ex. 10.1-2
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     .  "Terminate" means cease to be an Employee of the Company or a Subsidiary except by death, but a change of employment from the Company or one Subsidiary to another Subsidiary or to the Company shall not be considered a Termination. For this definition ODECO and MOCL shall be considered Subsidiaries.

                          SECTION II.  ADMINISTRATION

     The Plan shall be administered by the Committee. The Committee shall have the exclusive right to interpret provisions of the Plan, which interpretation shall be binding and conclusive upon all persons. The Committee may promulgate rules and regulations for the administration of the Plan. The Committee shall also have the exclusive right to select Employees eligible for participation in the Plan, and the amount and extent of such participation in each individual case shall rest in the Committee's absolute discretion. No member of the Committee, while he serves on the Committee, may be granted an Incentive Award or a Stock Option under the Plan.

     The Board of Directors may from time to time remove members from the Committee or add members thereto, and vacancies in the Committee, however caused, shall be filled by action of the Board of Directors. The Committee shall select one of its members as chairman, and shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members. The members of the Committee may receive such compensation for their services as the Board of Directors may determine.

                        SECTION III.  STOCK OPTION PLAN

1.   Stock Subject to Plan

     Subject to adjustment as provided in subsection 2, the total number of shares of Common Stock which may be acquired pursuant to options granted under the Plan shall not

                                  Ex. 10.1-3
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exceed 300,000. Not more than 100,000 of such shares may be optioned to directors and not more than 30,000 such shares may be optioned to any one Employee. Shares optioned to an Employee who is not a director shall not be counted against the limitations on grants to directors, even though such Employee may have previous been a director or should later be elected a director. All options granted under this Plan which are outstanding or have been exercised shall be deducted from the foregoing totals in determining whether further options may be granted hereunder. For this purpose options which have expired or lapsed due to the death or Termination of an Option Holder before the option becomes excisable shall not be considered outstanding.

2.   Adjustments

     The total number of shares which may be acquired pursuant to the Plan and the total number of shares which may be acquired by directors or by any one director, as well as the number of shares subject to any outstanding option and the option price per share with respect to any outstanding option, shall be appropriately adjusted to take into account any stock split, stock dividend, or other relevant change in the capitalization of the Company which becomes effective while this Plan is in effect or any option granted hereunder is outstanding.

3.   Provisions of Options

     Each option granted hereunder shall be evidenced by a written agreement between the Company and the Option Holder and shall not be assignable except as provided in case of death and shall not be subject in whole or in part to attachment, execution or levy. Any option or portion thereof which is exercisable shall be exercisable for the full amount or for any part thereof.

     Each option shall be granted for an option price determined by the Committee which shall not be less than the fair market value of the Common Stock subject thereto on the date the option is granted.

                                  Ex. 10.1-4
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     Provided the Option Holder has not died or Terminated, each option shall become exercisable as to one-half of the shares subject thereto beginning two years from the date of grant and shall become exercisable as to all of the shares subject thereto beginning three years from the date of grant provided that each option shall become exercisable in full immediately if the Company should propose or become a party to any form of corporate reorganization requiring a vote of Common Stockholders of the Company, of if there should be a tender offer for Common Stock of the Company which results in one person or group of persons acting in concert becoming the owners of as much as 20% of the outstanding Common Stock of the Company. Each option may be exercised only by the Option Holder, except that in the event of his death after the option has become exercisable the option may be exercised by his Beneficiary or, if no Beneficiary has been designated, the option may be exercised by the executor or administrator of his estate.

     Each option shall expire and be no longer exercisable as follows:

          A. If the Option Holder is then living, it shall expire at the earliest of the following times:

               (i)   Ten years after it is granted.

               (ii)  Three months after Normal Termination, or

               (iii) Any earlier time provided for in the option agreement.

          B. If the Option Holder Terminates otherwise than normally, it shall expire at the time of Termination.

          C.   If the Option Holder dies, it shall expire:

               (i)   One year after his death, or

               (ii)  Any earlier time provided for in the option agreement.

     At the discretion of the Committee, options may be designated as either "Stock Options" or "Incentive Stock Options." Options designated as Incentive Stock options may not

                                  Ex. 10.1-5
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be granted to any employee which would result in Shares of Stock having an aggregate fair market value at the time of grant in excess of $100,000 first becoming exercisable in any one calendar year.

4.   Grant of Options

     The Committee shall select Eligible Employees to whom options are to be granted under this Plan. Subject to the limitations expressed in subsection 1, the Committee shall grant options under this Plan for such numbers of shares as the Committee shall in its discretion determine to be appropriate.

5.   Payment for Options Exercised

     Upon exercise of an option, the purchase price of Shares purchased shall be paid either in cash or by delivery of Shares of Stock of the Company, which Shares shall be valued at the fair market value on date of exercise.

6.   Cancellation of Options

     The Committee may in its discretion authorize payment, in cash or in Shares, or partly in cash and partly in Shares, as the Committee may direct, of an amount equal to the difference at the time between the fair market value of all or part of the Shares subject to an option and the option price in consideration of the cancellation of the option in whole or in part. In such an event the Shares subject to the option so cancelled shall be charged against the limitations set forth in subsection 1 of this Section III.

                       SECTION IV.  INCENTIVE BONUS PLAN

1.   Incentive Award Reserve

     In each of the five calendar years after 1987 the Board of Directors may cause to be credited to the Incentive Award Reserve an amount not exceeding 3% of the amount by which the Net Income of the Company and Consolidated Subsidiaries for that year, exclusive of ODECO

                                  Ex. 10.1-6
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and MOCL, exceeds an amount equal to 7% of Capital Employed in the Business of the Company and Consolidated Subsidiaries, exclusive of ODECO and MOCL. For the purpose of determining the maximum amount creditable to the Reserve in each year as above provided:

     A. "Capital Employed in the Business of the Company and Consolidated Subsidiaries" for any year means the amount of (i) Stockholders' Equity (which includes Capital Stock, Capital in Excess of Par Value, and Retaining Earnings) less the cost of shares reacquired, plus (ii) Long-Term Debt having a maturity of more than one year, as reported in the financial statements of the Company and Consolidated Subsidiaries included in the Company's Annual Report to stockholders as of the end of the previous year, exclusive of ODECO and MOCL, with an appropriate adjustment for any significant change during the year in the amount of issued capital or debt as well as in the amount of earnings reinvested and employed in the business resulting from surplus adjustments.

     B. "Net Income" for any year means the amount reported as "Net Income" in the "Statement of Income of the Company and Consolidated Subsidiaries" included in the Company's Annual Report to stockholders for that year, after eliminating the accounts of ODECO and MOCL from the consolidation and after giving effect to such adjustment for any unusual or nonrecurring items of income or loss not arising in the ordinary course of the business as the Committee in its sole discretion may determine, plus (i) interest on long-term debt, reduced by interest attributable to debt funds invested in or loaned or advanced to ODECO and MOCL, and (ii) amounts credited to the Reserve during the year, and less (iii) any dividends received from ODECO and MOCL (adjusted in each case by the estimated tax effect applicable thereto). In determining the amount of interest attributable to long-term debt funds invested in or loaned or advanced to ODECO or MOCL, the Company's investments and loans or

                                  Ex. 10.1-7
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          advances to these companies after their elimination from the consolidation shall be deemed to have been 40% long-term debt funds, and the annual interest rate shall be deemed to be 7%.

             As soon as practicable after the end of each fiscal year, the Independent Auditors shall determine, in accordance with the Plan, and report to the Board of Directors the maximum amount available for credit to the Incentive Award Reserve for that year and the amount of any balance in such Reserve credited thereto in prior years and currently available for Incentive Awards, and the Board of Directors shall rely upon and be bound by such reports. The Board of Directors will determine the amount to be credited to the Reserve and advise the Committee the total amount available for Incentive Awards. In making such determination, the Board of Directors may reduce the amount to be credited to the Reserve to adjust for the effect of any extraordinary or unusual accounting adjustments, such as a writedown of asset values.

             No amount shall be credited to the Reserve in any year in which no dividends, either in cash, stock, or property, have been declared on the Common Stock of the Company.

2.   Allotments to Participants

             In respect of any year the Committee shall select those Employees to whom Incentive Awards shall be made and its determination of the amount and method of payment of each such Incentive Award shall be final.

             The Committee shall not be required to award the total amount creditable to the Reserve for any particular year, and any amount of the Reserve for any year which the Committee shall not have awarded shall be carried forward and may be awarded in succeeding years or, if the Committee so determines, may be restored to net income.

                                  Ex. 10.1-8
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          No allotment to an individual Employee shall exceed 50% of such
Employee's annual salary rate for that year as in effect on the date of the Incentive Award.

3.   Form of Allotments

          Subject to the limitations of subsection 4, the Committee may in its absolute discretion make allotments to Employees eligible for participation wholly in cash or in Shares of Stock, or in a combination of cash or Shares of Stock. The number of Shares shall be determined by reference to the closing price on the New York Stock Exchange on the trading date next preceding the date of allotment. Such number of Shares shall be adjusted to give effect to any stock splits, stock dividends, or other relevant changes in capitalization occurring after the date of allotment. Shares allotted under the Plan may be freely transferable or may be subject to such terms and conditions, including forfeiture, and to such restrictions against sale, transfer or other disposition as may be determined by the Committee at the time of making a bonus award. The Committee may in its discretion remove, modify or accelerate the release of restrictions on any Shares in the event of hardship of disability of the participant while employed, or for such other reasons as the Committee may deem appropriate in the event that the participant ceases to be an Employee of the Company or a Subsidiary (including ODECO and MOCL) as the result of death or otherwise. In the event of the death of a participant following the transfer of Shares to him subject to restrictions, the legal representatives of the participant and the person receiving such Shares under his Will or under the laws of descent and distribution shall take such Shares subject to the same restrictions, conditions and provisions in effect at the time of his death, to the extent applicable.

4.   Settlement of Allotments

          A. Subject to the provisions of paragraph B of this subsection 4, all allotments shall be settled as determined by the Committee in individual cases at the time of allotment by payment of cash and delivery of Shares either (i) in full as soon as

                                  Ex. 10.1-9
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               practicable after the date of allotment, or (ii) in not more than four equal annual installments commencing as soon as practicable after date of allotment.

          B. If any allotment is payable after the death of the participant it shall be payable (i) to his designated Beneficiary, or if there is no designated Beneficiary, to his personal representative, and
               (ii) either in the same installments as originally provided in the allotment or otherwise as the Committee may determine in individual cases.

5.   Contribution by Subsidiaries

          To the extent that Employees of Subsidiaries shall participate in the Plan, each of such Subsidiaries will be charged with the total amount of allotments made to its Employees in each fiscal year.

6.   Forfeiture Provisions

          All allotments to participants, whether in cash or Shares of Stock, shall be deemed to be provisional and, to the extent not actually paid to participants, shall be subject to forfeiture under the following circumstances:

          A. unless otherwise determined by the Committee, if a participant's service is terminated for any reason other than by death, disability, retirement at normal retirement age, early retirement for the convenience of the Company, or

          B. if after termination of employment a participant shall engage in activities which would be detrimental to the interest of the Company or its Subsidiaries.

          A change in employment from the Company or one Subsidiary to another Subsidiary of the Company shall not be considered a termination. For purposes of the preceding sentence ODECO and MOCL shall be considered Subsidiaries.

                                  Ex. 10.1-10
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          Any amounts so forfeited (in the case of forfeited Stock, said amounts being determined by reference to prices used to determine the amount of the original allotment) shall be restored to net income in the year of forfeiture.

               SECTION V.  AMENDMENT AND TERMINATION OF THE PLAN

     The Board of Directors may from time to time amend the Plan or any provision thereof without the consent of the stockholders except that (i) the number of shares which may be optioned under the Stock Option portion of the Plan may not be increased nor may the number of shares which may be acquired by members of the Board or any one member thereof be increased, (ii) the minimum time provided for an option to become exercisable may not be decreased nor may the maximum term for options be increased, (iii) the minimum price at which options may be granted may not be decreased, (iv) the maximum amount which may be credited to the Bonus Reserve may not be increased, (v) the maximum amount which may be allotted in any year to any participant in the Incentive Bonus portion of the Plan may not be increased, and (vi) the Plan may not be amended to permit participation by members of the Committee.

     The Board of Directors may terminate the Plan in whole or in part at any time provided that no such termination shall alter the terms of options then outstanding or of Bonus awards which have been allocated but remain unpaid.

                         SECTION VI.  EFFECTIVE PERIOD

     The Plan has been approved by the Board of Directors but will not become effective unless and until approved by Common stockholders of the Company at the annual meeting on May 13, 1987. If the 1987 Management Incentive Plan is then approved by stockholders, (i) the Stock Option portion of the existing Management Incentive Plan shall be terminated except with respect to options previously granted, (ii) the Stock Option portion of the 1987 Management

                                  Ex. 10.1-11
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Incentive Plan shall become effective immediately and shall remain in effect until April 30, 1992, and (iii) the Incentive Bonus portion of the 1987 Management Incentive Plan shall be effective for the purposes of accruing Reserves for the five calendar years 1988 through 1992 and shall continue thereafter with respect to awards made from Reserves accrued during such years.

                                  Ex. 10.1-12